UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2005

Nara Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4170121
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3701 Wilshire Boulevard, Suite 220, Los Angeles, CA		90010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (213) 639-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 10, 2005, the Board of Directors of Nara Bancorp, Inc. (“Nara Bancorp”), amended and restated Nara Bancorp’s Bylaws.

The provisions amended are as follows:

Section 4 of Article IV was deleted in its entirety.

A new Section 11 of Article III was added and provides

“Chairman of the Board of Directors. The Chairman of the Board of Directors, when present, shall preside at all meetings of the stockholders and the Board of Directors.  The Chairman of the Board of Directors shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time.  The Chairman of the Board shall not be the Chief Executive Officer of the Corporation and the Chairman of the Board of Directors shall not have authority to sign any contracts on behalf of the Corporation.”

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Nara Bancorp, Inc.,

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nara Bancorp, Inc.

Date: June 9, 2005	/s/ Christine Oh
Christine Oh
Senior Vice President and Acting Chief Financial Officer